Exhibit 99.1

Report of Independent Auditors

The Board of Directors and Member

Total Operations and Production Services, LLC

Report on the Audit of the Financial Statements

Opinion

We have audited the accompanying financial statements of Total Operations and Production Services, LLC, which comprise the balance sheets as of December 31, 2023 and 2022, and the related statements of operations, changes in member’s equity, and cash flows for the years ended December 31, 2023 and 2022, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Total Operation and Production Services, LLC as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Total Operations and Production Services, LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Total Operations and Production Services, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

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In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Total Operations and Production Services, LLC’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Total Operations and Production Services, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Moss Adams

Dallas, Texas

March 4, 2024

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Financial Statements

Total Operations and Production Services, LLC

Balance Sheets

December 31, 2023 and 2022

	2023	2022

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$74,125	$90,845
Accounts receivable, net	8,374,076	4,874,643
Inventory	195,957	214,002
Prepaid expenses and other current assets	552,625	344,113

Total current assets	9,196,783	5,523,603

PROPERTY AND EQUIPMENT, net	547,364,424	286,606,350
GOODWILL	60,087,759	60,087,759
INTANGIBLES, net	10,962,774	11,673,958
DEBT ISSUANCE COSTS, net	5,368,185	2,508,554
RIGHT-OF-USE ASSET, net	1,267,169	754,157
OTHER ASSETS	2,588,554	951,511

TOTAL ASSETS	$636,835,648	$368,105,892

LIABILITIES AND MEMBER'S EQUITY

CURRENT LIABILITIES
Accounts payable	$54,142,753	$29,932,968
Accrued liabilities	2,524,644	1,808,034
Deferred revenue	1,273,776	38,394
Current portion of lease liability	469,119	468,556
Current portion of debt	1,984,344	1,446,151

Total current liabilities	60,394,636	33,694,103

LONG-TERM LEASE LIABILITY, net of current portion	798,050	285,601
LONG-TERM DEBT, net of current portion	419,968,395	188,018,818

Total liabilities	481,161,081	221,998,522

COMMITMENTS AND CONTINGENCIES (Note 7)

MEMBER'S EQUITY	155,674,567	146,107,370

TOTAL LIABILITIES AND MEMBER'S EQUITY	$636,835,648	$368,105,892

See accompanying notes.
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Total Operations and Production Services, LLC

Statements of Operations

Years Ended December 31, 2023 and 2022

	2023	2022
REVENUES
Compression rentals	$105,701,868	$56,839,638
Field equipment sales	37,516	276,809
Field services fees	3,002,909	2,336,421

Total revenues	108,742,293	59,452,868

EXPENSES
Cost of operations, exclusive of depreciation and amortization	30,526,417	20,270,624
Selling, general, and administrative	10,773,723	8,000,626
Depreciation and amortization	27,923,524	15,074,339

Total expenses	69,223,664	43,345,589

OPERATING INCOME	39,518,629	16,107,279

OTHER INCOME (EXPENSE)
Interest expense	(29,989,551)	(9,159,509)
Other income	38,119	42,824

Total other expenses	(29,951,432)	(9,116,685)

NET INCOME	$9,567,197	$6,990,594

See accompanying notes.
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Total Operations and Production Services, LLC

Statements of Changes in Member’s Equity

Years Ended December 31, 2023 and 2022

			Retained
	Units	Amount	Earnings	Total

BALANCE, December 31, 2021	119,500,000	$119,500,000	$(433,224)	$119,066,776

Contributions	20,050,000	20,050,000	-	20,050,000

Net income	-	-	6,990,594	6,990,594

BALANCE, December 31, 2022	139,550,000	139,550,000	6,557,370	146,107,370

Net income	-	-	9,567,197	9,567,197

BALANCE, December 31, 2023	139,550,000	$139,550,000	$16,124,567	$155,674,567

See accompanying notes.
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Total Operations and Production Services, LLC

Statements of Cash Flows

Years Ended December 31, 2023 and 2022

	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$9,567,197	$6,990,594
Adjustments to reconcile net income to net cash from operating activities
Depreciation	26,114,433	13,890,507
Amortization of intangible and other assets	1,809,091	1,183,832
Amortization of debt issuance costs	1,450,862	575,635
Change in operating assets and liabilities
Accounts receivable	(3,499,433)	(676,199)
Inventory	18,045	(158,683)
Prepaid expenses and other current assets	(208,507)	269,213
Other non-current assets	(2,734,950)	(1,179,790)
Accounts payable and accrued liabilities	2,800,937	2,886,201
Deferred revenue	1,235,382	29,321

Net cash from operating activities	36,553,057	23,810,631

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(264,747,054)	(142,841,957)

Net from investing activities	(264,747,054)	(142,841,957)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributions	-	20,050,000
Proceeds from borrowings	344,725,900	180,619,551
Repayments of borrowings	(112,238,130)	(80,098,793)
Debt issuance costs	(4,310,493)	(1,572,087)

Net cash from financing activities	228,177,277	118,998,671

NET CHANGE IN CASH AND CASH EQUIVALENTS	(16,720)	(32,655)

CASH AND CASH EQUIVALENTS, beginning of year	90,845	123,500

CASH AND CASH EQUIVALENTS, end of year	$74,125	$90,845

SUPPLEMENTAL DISCLOSURE OF CASH FLOW ACTIVITIES
Capital expenditures in accounts payable	$49,959,667	$27,834,214

See accompanying notes.
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Total Operations and Production Services, LLC

Notes to Financial Statements

Note 1 – Organization and Description of Business

Total Operations and Production Services, LLC, (the Company, we, or our) a Delaware Corporation headquartered in Midland, Texas, is a natural gas compression leasing, sales, and fabrication company. The Company was formed with a perpetual life and entered into its limited liability company (LLC) agreement on July 31, 2019.

As an LLC, the amount of loss at risk for each individual member is limited to the amount of capital contributed to the LLC and, unless otherwise noted, the individual member’s liability for indebtedness is limited to the member’s actual capital contribution.

Note 2 – Summary of Significant Accounting Policies

Basis of presentation – The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) and all activity takes place within Total Operations and Production Services, LLC.

Use of estimates – The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during each reporting period.

The most significant estimates include: (i) depreciable lives and impairment assessment of the property and equipment, and (ii) allowance for doubtful accounts. Management evaluates estimates on an ongoing basis using historical experience and other methods considered reasonable under the particular circumstances. Although these estimates are based on management’s best available knowledge at the time, changes in facts and circumstances or discovery of new facts or circumstances may cause actual results to differ materially from management’s estimates.

Revenue recognition

Field equipment sales and field services fees – The Company generates revenue from sales of compressors and maintenance services. Our revenue is recognized when all five of the following steps are complete (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, performance obligations are satisfied. Should changes in conditions cause the Company to determine revenue recognition criteria are not met for certain transactions, revenue recognition would be delayed until such time that the transactions become realizable and fully earned.

Compression rentals – The Company generates revenue from renting compressors to our customers. Our rental contracts typically range from one to 36 months. Our revenue is recognized over time, with equal monthly payments over the term of the contract. After the terms of the contract have expired, a customer may renew their contract or continue renting on a monthly basis thereafter.

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Total Operations and Production Services, LLC

Notes to Financial Statements

Deferred revenue – For compressor rental revenue, customers are billed monthly in advance of the month for which the unit is rented. Revenues from equipment sales are billed on an agreed upon schedule, with revenue not being considered earned until the unit has been delivered. Payments received in advance of meeting the above revenue recognition criteria are recorded as “Deferred revenue” on the balance sheets.

Contract costs – During 2023 and 2022, the Company recognized an other non-current asset totaling $2,653,582 and $1,188,190, respectively, for the incremental costs of obtaining the contract arising from the sales commissions to employees because the Company expects to recover those costs through future fees for the consulting services. The Company amortizes the asset over one to three years because the asset relates to the services transferred to the customer during the contract term. During the years ended December 31, 2023 and 2022, the Company amortized $1,101,909 and $483,777, respectively, related to sales commissions.

Cash and cash equivalents – We consider all highly-liquid instruments purchased with an original maturity of three months or less to be cash equivalents. We maintain cash in bank deposits with a major financial institution. These accounts, at times, may exceed federally insured limits. Deposits in the United States currently are guaranteed by the Federal Deposit Insurance Corporation up to $250,000. We monitor the financial condition of the financial institution and have not experienced any losses on such accounts.

Concentration of credit risk – Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable.

Virtually all of our accounts receivable are from customers of varying sizes in the oil and natural gas industry. Two customers accounted for 60% of accounts receivable at December 31, 2023. Three customers accounted for 51% of revenues for the year ended December 31, 2023. Two customers accounted for 57% of accounts receivable at December 31, 2022. Three customers accounted for 52% of revenues for the year ended December 31, 2022. Although diversified among many companies, collectability is dependent on the financial condition of each individual company as well as the general economic conditions of the industry. We review the financial condition of customers prior to extending credit and generally do not require collateral in support of our trade receivables.

Accounts receivable are stated at the historical carrying amount net of an allowance for doubtful accounts. The allowance for doubtful accounts is estimated by considering specific customer collection issues, the aging of accounts receivable, supplementary customer data, and future estimated losses in relation to revenues for the year. Accounts receivable are written off only when management has exhausted all efforts to collect such receivables, including efforts of third-party collection agencies. As of December 31, 2023 and 2022, the Company determined no allowance was deemed necessary. Accounts receivable under revenue contracts was $4,198,444, $4,874,643, and $8,374,076 as of January 1, 2022, December 31, 2022, and December 31, 2023, respectively.

Fair value measurements and financial instruments – Financial instruments include cash and cash equivalents, receivables, payables, and long-term debt. The carrying value of cash and cash equivalents, receivables and payables is considered to be representative of fair value because of their short maturity. The book value of the long-term bank debt approximates fair value because of its floating rate structure.

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Total Operations and Production Services, LLC

Notes to Financial Statements

Certain non-financial assets and liabilities are measured at fair value on a non-recurring basis, including property, plant, and equipment. These assets are subject to fair value adjustments in certain circumstances, such as when there is evidence of impairment.

Inventory – Inventory consists primarily of parts used for fabrication or maintenance of natural gas compression equipment, compression units that are held for sale, and oilfield equipment. Inventories are stated at the lower of cost or net realizable value using the standard cost method. The inventory balances are reduced to net realizable value for estimated obsolescence based on specific identification and historical experience.

Property and equipment – Property and equipment are carried at cost and depreciated over the estimated useful lives of the assets primarily using the straight-line method. Normal maintenance and repairs are charged to expense, whereas significant replacements and improvements are capitalized and depreciated over the remaining economic life.

We assess impairment of natural gas compressors, and other long-lived assets using cash flow estimates, recent sales of comparable assets, current value estimates, and other qualitative factors such as idleness or lack of usage. No impairment charge related to natural gas compressors was recognized by the Company for years ended December 31, 2023 and 2022.

Goodwill – Goodwill represents the difference between the fair value of the consideration transferred (purchase price) for the acquired business and the fair value of the identifiable tangible and intangible net assets recognized in the acquisition. A goodwill impairment loss is recognized to the extent the carrying amount of the Company, including goodwill exceeds its fair value. No impairment of goodwill was determined at December 31, 2023 and 2022.

Intangible assets – Intangible assets primarily consist of customer relationships which are amortized to expense over their estimated useful lives. The estimated useful lives of the amortizable intangible asset is based on an evaluation of the circumstances surrounding the asset, including an evaluation of events that may have occurred that would cause the useful life to be decreased. The carrying values of intangible asset is reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may be impaired. The carrying value is compared to the undiscounted anticipated future cash flows related to the asset. If the carrying value of the intangible asset exceeds the future undiscounted cash flow, an impairment charge is recorded in the period in which such review is performed to the extent that the carrying value exceeds fair value. No impairment of intangible assets was determined at December 31, 2023 and 2022. Amortization of intangible assets will result in an expense of $711,184 per year until the end of useful life.

Debt issuance costs – Debt issuance costs are capitalized and amortized over the related term of the debt on a straight-line basis (which approximates the effective interest method) as a component of interest expense. If the debt is retired before its scheduled maturity, any remaining unamortized issuance costs associated with the debt are expensed in the same period. The Company incurred $4,310,493 and $1,572,087 of debt issuance costs related to long-term debt during 2023 and 2022, respectively. Debt issuance costs are being amortized through June 2026. Amortization of debt issuance costs of $1,450,862 and $575,635 was expensed by the Company during 2023 and 2022, respectively.

Income taxes – The Company is not subject to federal or state income taxes; instead, any taxable income or loss is passed through to the member and is included on its own respective income tax returns.

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Total Operations and Production Services, LLC

Notes to Financial Statements

During 2023, the Company has concluded that there are no significant uncertain tax positions that would require recognition or disclosure in the financial statements. The Company’s policy is to recognize accrued interest related to unrecognized tax benefits in interest expense and to recognize tax penalties in operating expense.

Lease arrangements – In the ordinary course of business, the Company enters into a variety of lease arrangements, including operating and short-term leases.

Transactions give rise to leases when the Company receives substantially all the economic benefits from and has the ability to direct the use of specified property and equipment. The Company determines if an arrangement is a lease at inception. The operating lease right-of-use (ROU) assets are included within the Company’s non-current assets and lease liabilities are included in current or non-current liabilities on the Company’s balance sheets.

ROU assets represent the Company’s right to use, or control the use of, a specified asset for the lease term. Lease liabilities are the Company’s obligation to make lease payments arising from a lease and are measured on a discounted basis. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term on the commencement date. The operating lease ROU asset includes any lease payments made and initial direct costs incurred and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for minimum lease payments continues to be recognized on a straight-line basis over the lease term.

Reclassifications – Certain amounts from prior periods have been reclassified to conform to the current year’s presentation.

New accounting standards – The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASC 326), which requires companies to use a more forward-looking approach to estimate credit losses on financial instruments, including trade receivables.

ASC 326 provides guidance on the measurement of expected credit losses for financial instruments. Under ASC 326, companies are required to estimate expected credit losses over the life of the asset and recognize those losses in the financial statements. Companies must consider a range of factors, including macroeconomic conditions, industry trends, and the creditworthiness of their customers, when estimating expected credit losses.

Based on management's evaluation of future events, the Company expects credit losses to not be material. Therefore, the Company has determined that the impact of ASC 326 on the allowance for doubtful accounts related to trade receivables is not material.

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Total Operations and Production Services, LLC

Notes to Financial Statements

Note 3 – Property and Equipment

Property and equipment consisted of the following as of December 31:

	Useful Life	2023	2022

Natural gas compressors	15 years	$483,304,788	$257,470,632
Natural gas compressors - work in process	N/A	97,453,611	40,443,885
Autos and trucks	4 years	8,749,261	5,509,518
Furniture, fixtures, and equipment	5 years	2,349,467	1,660,733

Total property and equipment		591,857,127	305,084,768
Total accumulated depreciation		(44,492,703)	(18,478,418)

Property and equipment, net		$547,364,424	$286,606,350

Depreciation expense on the property and equipment was $26,114,433 and $13,890,507 for the Company during 2023 and 2022, respectively.

Note 4 – Long-Term Debt

Credit facility – Effective June 4, 2021, the Company entered into a four-year credit agreement with JPMorgan Chase Bank, N.A. for an initial commitment of $75,000,000.

Amounts borrowed under the credit agreement are limited to the lesser of the borrowing base or the credit commitment amount based on accounts receivable and compressor fleet. The Company has the option of paying interest on borrowing based on either the prime rate (ABR Loans) or the secured overnight financing (SOFR) rate (Eurodollar Loans), plus an applicable margin that varies depending on the Leverage Ratio. Effective May 5, 2022, the Company entered into an amendment that increased the borrowing base to $200,000,000, extended the maturity date to May 5, 2026, and changed the terms of the Eurodollar Loan to be defined as term benchmark borrowings, which carry interest at secured overnight financing rate (SOFR). Effective December 16, 2022, the Company entered into another amendment that increased the borrowing base to $213,000,000. Throughout 2023, the Company entered into three additional amendments to the credit agreement which resulted in a borrowing base of $565,000,000 as of December 31, 2023.

The margin for ABR Loans was 3.00%, and the margin for term benchmark borrowings was 4.00%. As of December 31, 2023, the total interest rate for term benchmark borrowings and ABR loans was 9.09% and 11.50%, respectively. As of December 31, 2022, the total interest rate for term benchmark borrowings and ABR loans was 8.06% and 10.50%, respectively. Interest payments are generally due every 30 days, and all unpaid principal and interest is due at maturity on May 5, 2026.

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Total Operations and Production Services, LLC

Notes to Financial Statements

Commencing September 30, 2021, the Company is also required to comply with financial covenants, including a leverage ratio that is no greater than 4.50 to 1.00 and a fixed charge coverage ratio to be no less than 1.25 to 1.00. Commencing with the May 5, 2022 amendment, the leverage ratio requirement was amended to be no greater than 4.75 to 1.00, and the fixed charge coverage ratio requirement was amended to be no less than 1.10 to 1.00. The credit agreement underwent multiple amendments in 2023 to expand the credit facility and adjust the financial covenants. Effective December 31, 2023, the fixed charge ratio was replaced by an interest coverage ratio that carried a requirement to be no less than 2.00 to 1.00. Additionally, the leverage ratio was amended to be no greater than 5.00 to 1.00. The Company was in compliance with their financial covenants as of December 31, 2023 and 2022.

Under the credit agreement, the Company had borrowings of $417,791,598 and $186,547,007 as of December 31, 2023 and 2022, respectively.

Vehicle loans – As of December 31, 2023, the Company held 104 vehicle loans to finance vehicle purchases. As of December 31, 2023, total borrowings related to these loans was $4,161,141, and they carry interest rates that range from 4.35% to 10.53%. As of December 31, 2022, the Company held 84 vehicle loans to finance vehicle purchases. As of December 31, 2022, total borrowings related to these loans was $2,917,963, and they carry interest rates that range from 4.35% to 8.15%. Maturity for the vehicle loans ranges from January 2024 to July 2028.

Required principal payments of the loans are as follows:

Years Ending
December 31,

2024	$1,984,344
2025	1,421,068
2026	418,465,970
2027	52,858
2028	28,499

Total	$421,952,739

Note 5 – Members’ Equity

Upon formation, the Company authorized one series of member units. The Company has authority to issue an unlimited number of member units. Profits and losses are allocated to members in accordance with the terms of the LLC Agreement.

Note 6 – Employee Profit Sharing Plans

The Company has a defined contribution retirement plan which is a qualified 401(k) Employee Profit Sharing Plan (the Plan) subject to the Employee Retirement Income Security Act of 1974. The Plan is available to all employees on the first of the first month of the calendar quarter following six months of service. The Company provides for employer matching contributions of 100% of the first 4% of an employee’s contribution. The Company’s contributions were $390,860 and $222,371 for the years ended December 31, 2023 and 2022.

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Total Operations and Production Services, LLC

Notes to Financial Statements

Effective October 3, 2019, the Plan elected safe harbor status whereby the Company makes discretionary profit sharing contributions. Participants are immediately vested in their contributions, Company contributions, and actual earnings thereon.

The Company may make an additional discretionary profit sharing contribution to the Plan as determined by Company management. This discretionary contribution may not exceed the limits prescribed by the Internal Revenue Code (IRC).

Note 7 – Commitments and Contingencies

Litigation and contingencies – The Company is involved in litigation on various matters and may be subject to certain claims and contingent liabilities which arise in the normal course of business. We do not believe the outcome of pending or possible litigation, claims, or contingent liabilities will have a material effect on the financial statements.

Note 8 – Leases

The Company has operating leases primarily for office space. The Company’s leases expire at various times, and many have certain renewal options and lease payment escalation provisions. For those contracts where renewal options are reasonably certain to be exercised, the Company recognizes renewal option periods in the determinations of ROU assets and lease liabilities.

The following summarizes the operating lease for office space under ASC 842 as of December 31:

	2023	2022

Operating lease expenses	$559,600	$498,160
Short-term lease expense	691,769	422,236
Lease expense paid to related parties	180,000	244,000
Cash paid for operating lease liabilities	559,600	498,160
Right-of-use assets obtained in exchange for operating lease liabilities	498,858	295,563
Amortization of right-of-use assets	37,859	43,300
Right-of-use assets balance	1,267,169	754,157
Lease liabilities balance	1,267,169	754,157
Weighted-average discount rate	5.62%	5.00%
Weighted-average remaining lease term	2.81	1.74

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Total Operations and Production Services, LLC

Notes to Financial Statements

As of December 31, 2023, the future lease payments under noncancelable leases by year ending December 31 were as follows:

Years Ending
December 31,
2024	$538,800
2025	475,800
2026	266,700
2027	105,000

Total lease payments	$1,386,300

Less imputed interest	(119,131)

Total present value of lease payments	$1,267,169

Note 9 – Subsequent Events

The Company has evaluated subsequent events and transactions for potential recognition or disclosure in the financial statements through March 4, 2024, the date these financial statements were available for issuance.

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